  Exhibit 99.3

ENDRA Life Sciences Announces Closing of Public Offering and Exercise of Over-Allotment Option

ANN ARBOR, Michigan – October 15, 2018 – ENDRA Life Sciences Inc. (“ENDRA” or the “Company”) (NASDAQ: NDRA), a developer of enhanced ultrasound technologies, has closed its previously announced underwritten public offering of 1,285,000 shares of common stock at an offering price to the public of $2.10 per share. In connection with the offering, the underwriter exercised in full its over-allotment option to purchase an additional 192,750 shares of common stock at the public offering price to cover over-allotments. All of the shares of common stock were offered by the Company.

As a result, the total public offering size was 1,477,750 shares of common stock, and the gross proceeds from the public offering were approximately $3.1 million, before deducting underwriting discounts and offering expenses.

National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NASDAQ: NHLD), acted as sole book-running manager for the offering.

A shelf registration statement on Form S-3 relating to the shares of common stock offered was filed with the Securities and Exchange Commission (the “SEC”) and is effective. The final prospectus supplement relating to the offering was filed with the SEC on October 12, 2018. Copies of the final prospectus supplement and the accompanying base prospectus relating to this offering may be obtained by request to the offices of National Securities Corporation, Attention: Marguerite O’Brien, 200 Vesey Street, 25th Floor, New York, New York 10281, telephone: (212) 417-8227 or by email at prospectusrequest@nationalsecurities.com; or on the SEC’s website at http://www.sec.gov.

This announcement shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About ENDRA Life Sciences Inc.
ENDRA Life Sciences Inc. ("ENDRA") (NASDAQ: NDRA) is a developer of enhanced ultrasound technologies. ENDRA is developing a next generation Thermo-Acoustic Enhanced UltraSound (TAEUS™) platform to enable clinicians to visualize human tissue composition, function and temperature in ways previously possible only with CT and magnetic resonance imaging (“MRI”) - at a fraction of the cost, and at the point-of-care. ENDRA's first TAEUS application will focus on the quantification of fat in the liver, for early detection and monitoring of Non-Alcoholic Fatty Liver Disease (“NAFLD”). ENDRA's goal is to bring new capabilities to ultrasound - thereby broadening access to better healthcare. For more information, please visit www.endrainc.com.

About Non-Alcoholic Fatty Liver Disease (NAFLD)
NAFLD is a condition closely associated with obesity, diabetes, hepatitis-C and certain genetic predispositions in which fat accumulates in the liver. NAFLD affects over 1 billion people globally and is estimated to cost the U.S healthcare system over $100 billion annually. NAFLD is often asymptomatic and if left untreated, NAFLD can progress to inflammation (NASH), tissue scarring (fibrosis), cell death (cirrhosis) and liver cancer. By 2025, NAFLD is forecast to be the greatest root cause of liver transplants. The only tools currently available for diagnosing and monitoring NAFLD are impractical: expensive MRI or an invasive surgical biopsy.

Forward-Looking Statements
All statements in this release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K for the year ended December 31, 2017, which can be found on the SEC’s website at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Company Contact:
David Wells
Chief Financial Officer
(734) 997-0464
investors@endrainc.com
www.endrainc.com

Media & Investor Relations Contact:
MZ North America
Chris Tyson
Managing Director
(949) 491-8235
NDRA@mzgroup.us
www.mzgroup.us